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                                                                     Exhibit 5.1

                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601



                               December 15, 1997



Board of Directors
Brookdale Living Communities, Inc.
77 West Wacker Drive
Suite 4800
Chicago, IL 60601

          Re: Brookdale Living Communities, Inc. -- Issuance of up to 2,300,000
              Shares of Common Stock

Ladies and Gentlemen:

          We have acted as counsel to Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (File No. 333-41191) filed by the Company with the Securities and Exchange Commission (the "Commission") on November 26, 1997 (together with all amendments thereto, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 2,300,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), all of which shares are being sold by the Company. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the offering of the Common Stock, (iii) the Registration Statement and (iv) the proposed form of Underwriting Agreement by and between Friedman, Billings, Ramsey & Co., Inc. and Cowen & Company, as representatives of the several underwriters to be named therein, and the Company (the "Underwriting Agreement"), filed as Exhibit 1.1 to the Registration Statement. We have also examined such other agreements, instruments and documents and such matters of law as we have deemed necessary or appropriate as a basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity
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Board of Directors
Brookdale Living Communities, Inc.
December 15, 1997
Page 2


of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of the documents executed or to be executed by parties other than the Company, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Common Stock has been duly authorized by the requisite corporate action on the part of the Company and, following the execution and delivery by the Company of the Underwriting Agreement, when issued and delivered pursuant to the terms of the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

          This opinion is rendered as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any changes in any matter set forth herein, regardless of whether changes in such matters come to our attention after the date hereof. This opinion is furnished to you solely for your benefit in connection with the issuance of the Common Stock and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

          We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are "experts" within the
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Board of Directors
Brookdale Living Communities, Inc.
December 15, 1997
Page 3


meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Winston & Strawn

                                       WINSTON & STRAWN